OPPENHEIMER TOTAL RETURN FUND, INC.

                           (A Maryland Corporation)




                             -------------------





                                   BY-LAWS

                    (as amended through January 19, 2001)

                      OPPENHEIMER TOTAL RETURN FUND, INC.

                                  ARTICLE I

                                 STOCKHOLDERS

      Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Colorado or at such other place within the United States as may be fixed by the Board of Directors.

      Section 2. Meetings of Stockholders. Meetings of the stockholders shall be held at a time designated by the Board of Directors on such date as may be fixed by the Board of Directors at which time the stockholders shall act on such matters as are submitted to a vote of stockholders, and may transact any other business within the powers of the Corporation. Any business of the Corporation may be transacted at such meeting without being specifically designated in the notice, except such business as is specifically required by statutes to be stated in the notice.

      Notwithstanding the foregoing provisions of this Section 2, a meeting of stockholders shall be held when the Investment Company Act of 1940, as amended, requires one or more of the following matters be acted on by stockholders:

      1)    Election of Directors;

      2)    Approval of an investment advisory agreement;

      3)    Ratification of the selection of independent public accounts; or

      4)    Approval of a distribution agreement.

      Also, notwithstanding the provisions of this Section 2, a meeting of the stockholders shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the votes entitled to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it. Meetings requested by stockholders need not be called unless
(i) required by law; and (ii) all conditions to the calling of such meeting required by law have been met.

      Section 3.  RESERVED FOR FUTURE USE.

      Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written notice or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

      No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.
      Section 5. Record Dates. The Board of Directors may fix, in advance, a date not exceeding one hundred twenty days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be.

      Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the shares of capital stock of the Corporation outstanding and entitled to vote thereat, shall constitute a quorum at any meeting of the stockholders; provided however, that if any action to be taken by the Shareholders at a meeting requires an affirmative vote of a majority, or more than a majority, of the shares outstanding and entitled to vote, then in such event the presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at such a meeting shall constitute a quorum for all purposes. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      If a quorum is present but sufficient votes in favor of one or more proposals have not been received, any of the persons named as proxies or attorneys-in-fact may propose and approve one or more adjournments of the meeting without further notice to permit further solicitation of proxies with respect to any proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. Prior to any such adjournment, any lawful business may be transacted.

      Section 7. Voting and Inspectors. At all meetings of stockholders, every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting. At all meetings of stockholders, every stockholder of record entitled to vote at such a meeting shall be entitled to vote at such meeting either in person or by proxy. A proxy may be given by or on behalf of a stockholder in writing or by any electronic means, including by telephone, facsimile, or via the Internet.

      All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

      At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

      The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

      Section 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the Chairman of the meeting shall appoint its Secretary.

      Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                  ARTICLE II

                              BOARD OF DIRECTORS

      Section 1.  Number and Tenure of Office.  The  business  and  affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of that number of Directors specified in the Articles of Incorporation of the Corporation as originally filed, which number may be increased or decreased as provided in Section 3 of this Article. Each director shall hold office until the next meeting of directors called for the purpose of electing directors and until his successor is duly elected and qualified.

      Section 2. Vacancies. Subject to the provisions of the 1940 Act (which term, as used in these By-Laws, shall have the same meaning as in the Articles of Incorporation of the Corporation), in case of any vacancy in the Board of Directors through death, resignation, removal, or other cause, a majority of the remaining Directors, although such majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next meeting of the stockholders called for the purpose of electing Directors and until his successor is duly elected and qualifies.

      Section 3. Increase or Decrease in Number of Directors; Removal. Subject to the 1940 Act, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of Directors and to hold office until the next meeting of the stockholders called for the purpose of electing Directors and until their successors are duly elected and qualify. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three, but the tenure of office of any Director shall not be affected by any such decrease made by the Board. Any director may at any time be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of a majority of the shares of the capital stock of the Corporation present in person or by proxy at any meeting of stockholders provided that a quorum is present or by such larger vote as may be required by Maryland law. Any director may at any time be removed for cause by resolution duly adopted at any meeting of stockholders provided that a quorum is present or by such larger vote as may be required by Maryland law. Any director may at any time be removed for cause by resolution duly adopted at any meeting of the Board of Directors provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of those directors whose removal is not proposed.

      Section 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine. The Board of Directors shall hold an annual meeting.

      Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, or the President or a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before each such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 7. Quorum. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The action of a majority of the Directors present at any meeting at which there is a quorum shall be the action of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws.

      Section 8. Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, appoint from the Directors an Executive Committee to consist of such number of Directors (but not less than three) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by appointment from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      Section 9. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members of the Board (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

      Section 10. Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may, except as otherwise required by the 1940 Act, be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be and filed with the minutes of the proceedings of the Board or committee. Subject to the 1940 Act, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference, telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

      Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

      Section 12.  Substitute  Member.  The members of any  committee  present
                   -------------------
at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

      Section 13. During the term this Section of the By-Laws is in effect, no person shall be elected to serve as a Director, and the Board of Directors is prohibited from taking any action to nominate, elect or propose any person to serve as a director, if his election would then cause the composition of the Board of Directors not to be in compliance with the standards set forth in Section 15(f)(1)(a) of the Investment Company Act of 1940, as amended (the "Act"), as such Section of the Act may be amended from time to time. During the term this Section of the By-Laws is in effect, any director who becomes an "interested person" (as defined in the Act) and thereby causes the composition of the Board of Directors not to be in compliance with the standards set forth in Section 15(f)(1)(a) of the Act, as such Section of the Act may be amended from time to time, shall cease automatically, immediately upon the existence of such status as an "interested person," to be qualified to serve as a director and shall cease to be a Director, without any further action required on the part of the remaining qualified directors or the stockholders to remove such Director from office. This Section of the By-Laws may be altered or repealed only by a vote of a majority of the outstanding shares of the Corporation but shall expire automatically and cease to be of any effect three years from the closing of the purchase of the stock of Mercantile House Holdings, PLC or three years from the consummation of the transaction by which Caledonia Investments PLC reduces its holdings to less than five percent of British & Commonwealth's outstanding voting securities.

                                 ARTICLE III

                                   OFFICERS

      Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may designate a Vice President as the Executive Vice President and may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurer. Two or more offices, except those of Chairman of the Board and Secretary and President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

      Section 2. The Board of Directors at its first meeting after each annual meeting of the Board shall choose a Chairman of the Board, a President and shall choose one or more Vice Presidents, a Secretary and a Treasurer.

      Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board.

      Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      Section 5. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the persons so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                            CHAIRMAN OF THE BOARD

      Section 6. The Chairman of the Board shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have general and active management of the business of the Corporation, and he shall see that all orders and resolutions of the Board are carried to effect.

      Section 7. He shall execute in the Corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


                                  PRESIDENT

      Section 8. The President, in the absence, unavailability, or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board. In addition, the President shall perform such duties and exercise such powers as may be assigned to him from time to time by the Board of Directors.

                           EXECUTIVE VICE PRESIDENT

      Section 9. If an Executive Vice President is designated by the Board of Directors, he shall, in the absence, unavailability or disability of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board. In addition, the Executive Vice President shall perform such additional duties and exercise such powers as may be assigned to him from time to time by the Board of Directors.

                                  ARTICLE IV

                                CAPITAL STOCK

      Section 1. Certificates of Shares. Each stockholder shall be entitled to a stock certificate evidencing his interest in the Corporation in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the Chairman of the Board of Directors, if any, or the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal. The signatures may be either manual or facsimile signatures, and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

      Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

      Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the office of the transfer agent of the Corporation. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

      Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificates or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE V

                       DETERMINATION OF NET ASSET VALUE

      Net asset value of the Corporation's shares is determined as of the close of the New York Stock Exchange on each day it is open by dividing the value of the net assets of the Corporation by the total number of shares outstanding at such close. The cost of making this determination is borne by the Corporation. The market value of the Corporation's portfolio securities is determined by valuing all securities with remaining maturities in excess of sixty days at the over-the-counter bid price if market quotations are readily available or, if not readily available, by appraisal at their fair value determined in good faith under procedures established by and under the general supervision and responsibility of the Board of Directors of the Corporation. Securities having a remaining maturity of less than sixty days when purchased and securities originally purchased with maturities in excess of sixty days but which currently have maturities of sixty days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. Accumulated unrealized appreciation or depreciation on the sixty-first day, if any, is amortized to maturity.

                                  ARTICLE VI

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by him on connection therewith.

      Section 4. Any indemnification under Sections 1 or 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of directors who are not parties to such action, suit or proceeding, including a majority vote of those independent directors who are not parties to such action, suit or proceedings; (2) if such a majority vote cannot be obtained, by independent legal counsel in a written opinion; or (3) by a majority vote of all outstanding shares represented by the stockholders of the Corporation.

      Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case provided that:

            (1)Any advance must be limited to amounts used or to be used for the preparation and/or presentation of a defense to the action;

            (2)Any advance must be accompanied by a promise by or on behalf of the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the company by reason of indemnification;
            (3)Such promise must be secured by a surety bond or other suitable insurance;

            (4)Such surety bond or other insurance must be paid for by the recipient of the advance.

      Section 6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section  7.  The  following   persons  shall  be   indemnified   by  the
Corporation under the terms and conditions set forth in this by-law.

            (a)In this Section, the following terms shall have the following meanings:

                     (i)the term "indemnitee" shall mean any present or former Director, officer or employee of the Corporation, any present or former trustee, partner, director or officer of another trust, partnership, corporation or association whose securities are or were owned by the Corporation and who served or serves in such capacity at the request of the Corporation, and the heirs, executors, administrators, successors and assigns of any of the foregoing, and shall include any other person who the Directors, acting pursuant to the terms and conditions set forth herein, shall determine is entitled to indemnification; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                     (ii)the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                     (iii)the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                     (iv)the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                     (v)the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

              (b)The Corporation shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

              (c)Except as set forth in paragraph (b) above and after making the determinations required in sub-paragraph (d) below, the Corporation shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, such indemnification by the Corporation to be to the fullest extent now or hereafter permitted by any applicable law unless the By-laws limit or restrict the indemnification to which any indemnitee may be entitled. The Board may adopt resolutions and take actions to implement the provisions of this Section.

              (d)Before an indemnitee shall be indemnified by the Corporation, there shall be a reasonable determination upon review of the facts that the person to be indemnified was not liable by reason of disabling conduct as defined above. Such determination may be made either by vote of a majority of a quorum of the Board who are neither "interested persons" of the Corporation or the investment adviser nor parties to the proceeding or by independent legal counsel. The Corporation may advance attorneys' fees and expenses incurred in a covered proceeding to the indemnitee if the indemnitee undertakes to repay the advance unless it is determined that he is entitled to indemnification under these By-laws. Also at least one of the following conditions must be satisfied: (1) the indemnitee provides security for his undertaking, or (2) the Corporation is insured against losses arising by reason of lawful advances, or (3) a majority of the disinterested nonparty Directors or independent legal counsel in a written opinion shall determine, based upon review of all of the facts, that there is reason to believe that the indemnitee will ultimately be found entitled to indemnification.

              (e)Nothing herein shall be deemed to affect the right of the Corporation and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by applicable law or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by applicable law.

              (f)the foregoing rights to indemnification shall not be deemed exclusive of any other rights to which such indemnitee may be entitled under any statute, By-Law, contract or otherwise.

                                  ARTICLE VII

                                CORPORATE SEAL

        The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                 ARTICLE VIII

                                 FISCAL YEAR

        The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS

        The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders.